Exhibit 10.3(c)

Citigroup Managed Futures LLC	T 212-559-2011
55 E. 59th Street - 10th Floor	F 212-793-1986
New York, NY 10022
June 9, 2009
John W. Henry & Company, Inc.
301 Yamato Road, Suite 2200
Boca Raton, Fl. 33431-4931
Attn: Mr. Ken Webster
          Re: Management Agreement Renewals
Dear Mr. Webster:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2010 and all other provisions of the Management Agreements will remain unchanged.
•	Smith Barney Westport Futures Fund L.P.

•	JWH Master Fund LLC

•	Citigroup Diversified Futures Fund L.P.

•	CMF Institutional Futures Portfolio L.P.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director
JOHN W. HENRY & COMPANY, INC

By:	/s/ Kenneth S Webster

Print Name:	Kenneth S Webster
JM/sr